Revett Minerals Updates Reserve Estimates at the Troy Mine.

Spokane Valley, Washington (January 24, 2007) – Revett Minerals Inc. (RVM-TSX)

(“Revett” or “the Company”) is pleased to report that as a result of its 2007 exploration program and underground mine development work at the Troy Mine, it has essentially replaced the reserves mined during the 2007 fiscal year. As at December 31, 2007, the proven and probable reserves at the Troy Mine were estimated at 13.2 million tons grading 1.18 ounces per ton silver and 0.54% copper, containing an estimated 15.6 million ounces of silver and 142.6 million pounds of copper. This compares to the proven and probable reserve estimate as at December 31, 2006 of 13.24 million tons grading 1.14 ounces per ton silver and 0.54% copper containing 15.1 million ounces of silver and 142.5 million pounds of copper. As at December 31, 2007, the estimated reserve life at the Troy Mine was approximately 7.5 years at current forecasted production rates.

The table below identifies the estimated reserves by area:

Area	Tons	Ag Grade (opt)	Silver Ounces	Cu Grade (pct)	Copper Pounds
East Ore Body	3,484,695	1.48	5,165,330	0.56	38,766,694
North Ore Body	5,704,169	0.99	5,658,115	0.52	59,881,973
South Ore Body	2,901,512	1.03	2,983,283	0.54	31,571,602
C-Beds	1,105,677	1.61	1,783,206	0.56	12,344,410
Total	13,196,053	1.18	15,589,934	0.54	142,564,679

These reserves were calculated by Mr. Larry Erickson, P Eng., a Qualified Person in accordance with National Instrument 43-101. Mr. Erickson is an employee of the Troy Mine and is not considered to be independent of the Company. An NSR cutoff of (US) $18.86 per ton has been used.

Mr. William Orchow, President and CEO, stated “We are pleased that our 2007 program has been successful in identifying sufficient additional reserves to replace those reserves mined during 2007. These new reserves came almost entirely from the newly discovered “C-Beds” and contain higher grades of silver and copper than the overall life of mine silver and copper grade estimates. During 2008 we will continue to explore the “B and C Beds” in an effort to identify additional mineralized material with the potential to further increase reserves estimates in the future.”

William Orchow
President & CEO

For more information, please contact:
Scott Brunsdon, CFO or Doug Ward, VP Corporate Development at (509) 921-2294 or visit our website at www.revettminerals.com.

11115 East Montgomery, Suite G, Spokane Valley, WA 99206
509-921-2294 fax 509-891-8901

Except for the statements of historical fact contained herein, the information presented in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, including but not limited to those with respect to the price of silver and copper, the estimation of mineral reserves , the realization of mineral reserve estimates, the timing and amount of estimated future production, costs of production, involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks relating to environmental laws and regulations, the actual results of current exploration activities, actual results of current reclamation activities, conclusions of economic evaluations, changes in project parameters as plans continue to be refined, future prices of silver and copper, as well as those factors discussed in the section entitled “Risk Factors” in the Annual Information Forms on file with the Ontario Securities Commission and the Form 10 filed with the Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

11115 East Montgomery, Suite G, Spokane Valley, WA 99206
509-921-2294 fax 509-891-8901